UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gaming and Leisure Properties, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	46-2116489
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 400 Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-188608

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.01 per share, of Gaming and Leisure Properties, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock of GLPI” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-11 (File No. 333-188608) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), including any form of prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act, which information shall be incorporated herein by reference. The Registration Statement was originally filed with the Commission on May 15, 2013, and may hereafter be amended.

Item 2. Exhibits.

Not applicable.

* * *

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 9, 2013	GAMING AND LEISURE PROPERTIES, INC.

(Registrant)

	By:	/s/ William J. Clifford
Name: William J. Clifford
Title: Chief Financial Officer